EXHIBIT 20.1

                                RSI SYSTEMS, INC.

                      Historical and Proforma Balance Sheet

                             As Of December 31, 1997

                                                                            Historical        Proforma          Proforma
                                                                           December 31,      Adjustments      December 31,
                                                                              1997                                1997
                                        Assets                             (Unaudited)                         (Unaudited)
--------------------------------------------------------------------------------------------------------------------------
Current assets:
   Cash and cash equivalents (Note 1)                                        $ 168,406         2,522,946        2,691,352
   Accounts receivable, net of allowance for doubtful                        1,114,893                          1,114,893
      accounts of $220,120 and $210,000 respectively
   Inventories                                                                 590,390                            590,390
   Prepaid expenses                                                             61,486                             61,486

--------------------------------------------------------------------------------------------------------------------------
            Total current assets                                             1,935,175         2,522,946        4,458,121
--------------------------------------------------------------------------------------------------------------------------

Property and equipment
   Furniture and equipment                                                     732,817                            732,817
   Leasehold improvements                                                        4,818                              4,818
      Less accumulated depreciation                                           (454,505)                          (454,505)

--------------------------------------------------------------------------------------------------------------------------
            Net property and equipment                                         283,130                 -          283,130
--------------------------------------------------------------------------------------------------------------------------

Other assets, net                                                                   21                                 21
--------------------------------------------------------------------------------------------------------------------------

                                      Total assets                         $ 2,218,326         2,522,946        4,741,272
==========================================================================================================================

                         Liabilities and Stockholders' Equity
--------------------------------------------------------------------------------------------------------------------------

Current liabilities:
   Accounts payable                                                            746,221                            746,221
   Accrued expenses                                                            355,596                            355,596
   Deferred revenue                                                            285,378                            285,378
   Line of credit                                                                    -                                  -

--------------------------------------------------------------------------------------------------------------------------
            Total current liabilities                                        1,387,195                 -        1,387,195
--------------------------------------------------------------------------------------------------------------------------

Stockholders' equity:
      Common stock ($.01 par value per share, 10,000,000 shares
            authorized, 4,979,776 and 6,651,031 issued and
            outstanding, respectively.)(Note 1)                                 49,798            16,713           66,511
      Additional paid-in capital (Note 1)                                   14,732,051         2,506,233       17,238,284
      Unearned compensation                                                    (50,001)                           (50,001)
      Accumulated deficit                                                  (13,900,717)                       (13,900,717)

--------------------------------------------------------------------------------------------------------------------------
            Total stockholders' equity                                         831,131         2,522,946        3,354,077
--------------------------------------------------------------------------------------------------------------------------

                      Total liabilities and stockholders' equity           $ 2,218,326         2,522,946        4,741,272
==========================================================================================================================


See accompanying notes to consolidated financial statements.

                                RSI SYSTEMS, INC.

                 Historical and Proforma Statement of Operations

               Three Months and Six Months Ended December 31, 1997

                                                                   Historical         Proforma           Proforma
                                                               Three Months Ended    Adjustments    Three Months Ended
                                                                  December 31,                         December 31,
                                                                     1997                                  1997
                                                                  (Unaudited)                          (Unaudited)
-------------------------------------------------------------------------------------------------------------------
Net sales                                                         $ 1,031,236                            1,031,236
Cost of goods sold                                                    374,049                              374,049
Inventory writedown to lower of cost or market                              -                                    -
-------------------------------------------------------------------------------------------------------------------
          Gross profit (loss)                                         657,187                  -           657,187

Research and development                                              196,712                              196,712
Selling, general, and administrative                                  903,104                              903,104
-------------------------------------------------------------------------------------------------------------------
          Operating loss                                             (442,629)                 -          (442,629)

Other income (expense):
   Interest income (expense), net                                     (34,483)                             (34,483)
   Other income (expense), net                                              -                                    -
-------------------------------------------------------------------------------------------------------------------
          Other income (expense), net                                 (34,483)                 -           (34,483)
-------------------------------------------------------------------------------------------------------------------

          Net loss                                                 $ (477,112)                 -          (477,112)
===================================================================================================================

          Net loss per common share - basic                        $    (0.10)                               (0.07)
          Net loss per common share - diluted                      $    (0.10)                               (0.07)
===================================================================================================================

          Weighted average shares outstanding                       4,776,613          1,671,255         6,447,868
===================================================================================================================


                                                                  Historical          Proforma           Proforma
                                                               Six Months Ended      Adjustments     Six Months Ended
                                                                  December 31,                         December 31,
                                                                     1997                                  1997
                                                                  (Unaudited)                           (Unaudited)
-------------------------------------------------------------------------------------------------------------------

Net sales                                                         $ 2,127,285                            2,127,285
Cost of goods sold                                                    800,781                              800,781
Inventory writedown to lower of cost or market                              -                                    -
-------------------------------------------------------------------------------------------------------------------
          Gross profit (loss)                                       1,326,504                  -         1,326,504

Research and development                                              422,383                              422,383
Selling, general, and administrative                                1,671,497                            1,671,497
-------------------------------------------------------------------------------------------------------------------
          Operating loss                                             (767,376)                 -          (767,376)

Other income (expense):
   Interest income (expense), net                                     (51,441)                             (51,441)
   Other income (expense), net                                           (300)                                (300)
-------------------------------------------------------------------------------------------------------------------
          Other income (expense), net                                 (51,741)                 -           (51,741)
-------------------------------------------------------------------------------------------------------------------

          Net loss                                                 $ (819,117)                 -          (819,117)
===================================================================================================================

          Net loss per common share - basic                        $    (0.17)                               (0.13)
          Net loss per common share - diluted                      $    (0.17)                               (0.13)
===================================================================================================================

          Weighted average shares outstanding                       4,771,355          1,671,255         6,442,610
===================================================================================================================


See accompanying notes to consolidated financial statements.

                                RSI SYSTEMS, INC.
                     NOTES TO PROFORMA FINANCIAL STATEMENTS
                                December 31, 1997

1. BASIS OF PRESENTATION

The unaudited interim proforma financial statements have been prepared to reflect the results of a private offering of the Company's Common Stock. On January 7, 1998 and January 22, 1998, the Company sold a total of 1,671,255 shares of common stock to "accredited investors" through a private offering at a price of $1.65 per share. Proceeds to the Company from the private placement were approximately $2,522,000, net of placement agency fees and related expenses. The proceeds are being used to fund the Company's expanded sales and marketing effort, research and development of the Company's current generation Video Flyer video conferencing system and for other general corporate purposes. The proforma financial balance sheet includes the effects of the private placement as if the transaction had occured on December 31, 1997.

Other than the private offering reflected on a proforma basis, the financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the financial statements have been omitted or condensed pursuant to such rules and regulations. The accompanying unaudited financial statements should be read in conjunction with the Company's June 30, 1997 financial statements and related notes included in the Company's Annual Report on Form 10-KSB.

The financial statements reflect all adjustments, of a normally recurring nature, necessary to fairly present the results of operations and financial position of the Company for the interim period on a proforma basis as described above.

Net loss per common share is based on the weighted average number of shares of common stock outstanding, including 1,671,255 shares sold through the private offering treated on a proforma basis as if the shares were sold at the beginning of the period presented. Common stock equivalents have not been included in the computation as the effect would be anti-dilutive.

2. STOCKHOLDER'S EQUITY:

On December 29, 1997 the Company issued 210,011 shares of its common stock as payment on $375,895 in trade debt to two of the Company's key vendors.

3.  DEBT:

In July, 1997 the Company signed a commercial loan agreement with a bank for a $1,000,000 discretionary revolving credit facility. Under the terms of the agreement, working capital funds are drawn based on a borrowing base comprised of eligible accounts receivable and inventory. The interest rate on the loan is equal to 4.0 points above a base rate set by the bank. There was no outstanding balance on the line of credit on December 31, 1997.